UNITED STATES

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CSW INDUSTRIALS, INC.

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On July 12, 2016, CSW Industrials, Inc. (“CSWI”) made a presentation at CJS Securities’ investor conference. Set forth below are the slides presented.

Important Additional Information

CSWI, its directors and certain of its executive officers are deemed to be participants in the solicitation of proxies from CSWI’s stockholders in connection with the matters to be considered at CSWI’s 2016 Annual Meeting. CSWI filed a definitive proxy statement with the SEC on July 6, 2016 in connection with any such solicitation of proxies from CSWI’s stockholders. CSWI’S STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT AND WHITE PROXY CARD AS THEY CONTAIN IMPORTANT INFORMATION. Information regarding the ownership of CSWI’s directors and executive officers in CSWI’s stock, restricted stock and stock options is included in their SEC filings on Forms 3, 4 and 5. More detailed information regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the definitive proxy statement and other materials to be filed with the SEC in connection with CSWI’s 2016 Annual Meeting. Information can also be found in CSWI’s Annual Report on Form 10-K for the year ended March 31, 2016, filed with the SEC on June 8, 2016, and CSWI’s definitive proxy statement on Schedule 14A, filed with the SEC on July 6, 2016. Stockholders will be able to obtain the proxy statement, any amendments or supplements to the definitive proxy statement and other documents filed by CSWI with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at CSWI’s website at www.cswindustrials.com or by contacting Luke Alverson, Senior Vice President, General Counsel & Secretary at (214) 884-3777. Shareholders may also contact D.F. King & Co., Inc., CSWI’s proxy solicitor, toll-free at (866) 521-4192 or by email at CSWI@dfking.com.

*********

Investor Presentation CJS Securities Conference July 2016

Safe Harbor Statement This presentation contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995 relating to, among other things, the business, financial condition and results of operations of CSW Industrials, Inc. (“CSWI”). Any statements preceded or followed by or that include the words "believe," "expect," "intend," "plan," "should" or words, phrases or similar expressions or the negative thereof, are intended to identify forward-looking statements. These statements are made on the basis of the current beliefs, expectations and assumptions of the management of CSWI. There are a number of risks and uncertainties that could cause CSWI’s actual results to differ materially from the forward-looking statements included in this presentation. In light of these risks, uncertainties, assumptions, and other factors inherent in forward-looking statements, actual results may differ materially from those discussed in this presentation. Other unknown or unpredictable factors could also have a material adverse effect on CSWI’s actual future results, performance, or achievements and include, without limitation, the factors described from time to time in our filings with the SEC, including the risk factors described in our Annual Report or Form 10-K. As a result of the foregoing, readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this presentation. CSWI does not assume any obligation to update these forward-looking statements to reflect any new information, subsequent events or circumstances, or otherwise, except as may be required by law. Non-GAAP Financial Information This presentation includes non-GAAP financial measures including EBITDA, Adjusted Earnings Per Share and Adjusted EBITDA, and Adjusted Operating Income. Reconciliations to the most directly comparable GAAP measures are included in the Appendix of this presentation. These measures should be considered in addition to results prepared in accordance with GAAP, but are not a substitute for GAAP results.

Why CSW Industrials? Industrial HVAC Rail Energy Plumbing Architecturally Specified Building Products Mining Other Diversified industrial growth company with well established, scalable platforms and domain expertise across three segments Broad, yet complimentary portfolio of leading products that provide performance optimizing solutions Strong brand recognition in the markets we serve: Dedicated to enhancing shareholder value: Experienced senior leadership team committed to growing shareholder value Strong flexible balance sheet Strategic acquisition opportunities in each segment Core values and culture that maximize sustainable performance

CSWI Key Growth Drivers Strong Balance Sheet Efficient Capital Allocation Leverage Existing Customer Relationships, Brands and Solutions Disciplined Acquisitions that Leverage our Distribution Channels Operational Excellence

Strategic Goals Focus on strategic end markets which yield sustainable growth by: Leveraging our existing product portfolio, Expanding our market share through new product introductions and cross selling Leverage best practices and improve performance across the business Invest in: Organic growth opportunities Process improvements Bolt-on strategic acquisitions Drive earnings growth at a rate in excess of sales growth Utilize strong free cash flow and/or third-party financing to fund growth We seek to deliver solutions to our professional customers that provide superior performance and reliability

Company at a Glance (Nasdaq: CSWI)



Industrial Products



Specialty Chemicals



Coatings, Sealants & Adhesives

Three business segments:

- Industrial Products
  - Specialty mechanical, controls, fire & smoke protection, architecturally specified building products, storage, filtration & application equipment for use with our specialty chemicals
- Specialty Chemicals
  - Consumables that enhance properties such as lubricity, anti-seize, friction and heat control
- Coatings, Sealants & Adhesives
  - Coatings, pipe thread sealants, fire stopping sealants, caulks and adhesives/ solvents, & cements

2016 Net Revenues: $319.8M



Specialty Chemicals 23%
Other <1%
Industrial Products 43%
Coatings, Sealants & Adhesives 33%

2016 Adj. Operating Income: $45.3M(2)



Other (6%)
Specialty Chemicals 21%
Industrial Products 62%
Coatings, Sealants & Adhesives 23%

(1) Includes (i) Rental income from CapStar, a real estate holding company; (ii) Eliminations; and (iii) Adjustments not captured at the segment level

(2) Adjustments include pension curtailment gain, Strathmore transaction costs, Strathmore earn-out adjustment, Strathmore integration costs, Deacon acquisition costs, Leak Freeze acquisition costs and other expenses related to operating as a standalone company. See Appendix for adjustment details.

6

CSWI Products – Delivering Solutions to Customers

Ability to leverage customer base and cross-sell products across three segments Diverse End Markets and Products PF2015 includes Strathmore FY2014 results; Strathmore fiscal year ends December 31 Other key end use markets include Water Well drilling, Power Generation, Marine, Cement and Aviation FY2016 Sales Revenue by End Market PF2015 Sales Revenue by End Market(1) (2) (2)

Combined Financials – Net Revenues Net Revenues ($ millions, %) Highlights FY16 net revenues increased by $58 million (22.2%) compared with FY2015 Consistent mid double-digit annual net revenue growth (16.4%, 13.0% and 22.2% in FY2014, FY2015 and FY2016, respectively) supported by industry leading products in high growth end markets with a diversified customer base 17.1% Compound Annual Growth Rate from FY13 to FY16 Strong track record of capitalizing on product line and strategic acquisition opportunities

Focused Acquisitions There are further attractive synergistic acquisitions available to achieve higher growth and profitability Capital Invested for Acquisitions ($M) Strategy & Execution Plan Identify and execute accretive, bolt-on acquisitions that will broaden our portfolio of industrial brands and products, and support our business segments Eliminate costs and overhead in strategic acquisitions and most non-manufacturing related costs in product line acquisitions Focus on commercially proven products and solutions that: are attractive to customers in our target end markets currently have limited distribution would benefit from a broader distribution network Utilize strong free cash flow or third-party financing to fund these acquisitions (1) Includes earn out consideration

Organic & Acquisition Growth Net Revenues ($ millions, %) Highlights Acquisitions contributed a combined $58.9 million of revenue during FY16. 22.2% growth in FY16 compared to FY15 Organic revenue down 0.3% Acquisitions grew revenue 22.5% Organic sales were down 0.3% compared to FY15 This was due to approximately 40% decrease in energy markets versus the prior year. Excluding energy end markets, organic sales were up approximately 6% versus the prior year.

Combined Financials - Margins Adj.(1) Operating Income ($ millions, %) Highlights Attractive operating and EBITDA margins with potential improvement from integration of businesses and shared best practices EBITDA margins higher than those of peers, partly due to CSWI’s loyal and diverse customer base that recognizes the performance and quality of the products and solutions Disciplined product line acquisition strategy Adj.(1) EBITDA ($ millions, %) Adjustments include pension curtailment gain, Strathmore transaction costs, Strathmore earn-out adjustment, Strathmore integration costs, Deacon acquisition costs, Leak Freeze acquisition costs and other expenses related to operating as a standalone company. See Appendix for adjustment details.

Combined Financials – Capital Investment Capital Expenditures ($ millions, %) Highlights Capital expenditures to net revenue ratio averaged 4.4% in the last three years Capital expenditures declined in FY15 primarily due to completion of facility expansion project for Whitmore CAPEX increased in FY16 due to Jet-Lube integration project ($7M) Disciplined investment in capital expenditures / Not capital intensive

Strong Balance Sheet (as of March 31, 2016) Total Capitalization Highlights See Appendix for EBITDA reconciliation Strong balance sheet with ample liquidity Syndicated $250M Bank Revolver with $50M accordion Total debt capacity >$300M Indebtedness ($ millions) Amount EBITDA(1)       Total Debt $89.7 1.5x Less: Cash and Cash Equivalents (39.3) Net Debt $50.4 0.8x ($ millions) Amount EBITDA(1)       Debt: Current Portion of Long-Term Debt 0.6 0.0x Long-Term Debt, Less Current Portion 89.1 1.5x Total Debt $89.7 1.5x Total Stockholders’ Equity $258.0 Total Capitalization $347.7

Why CSW Industrials? Industrial HVAC Rail Energy Plumbing Architecturally Specified Building Products Mining Other Diversified industrial growth company with well established, scalable platforms and domain expertise across three segments Broad, yet complimentary portfolio of leading products that provide performance optimizing solutions Strong brand recognition in the markets we serve: Dedicated to enhancing shareholder value: Experienced senior leadership team committed to growing shareholder value Strong flexible balance sheet Strategic acquisition opportunities in each segment Core values and culture that maximize sustainable performance

Appendix

CSWI vs. Industrial Goods Peers Three Year Revenue CAGR LTM EBITDA Margin Note: CAGR and LTM are based on latest filing period. CSWI is March 31, 2016. (1) Median excludes CSWI (1) (1)

CSWI vs. Specialty Chemicals Peers Three Year Revenue CAGR LTM EBITDA Margin (1) (1) Note: CAGR and LTM are based on latest filing period. CSWI is March 31, 2016. (1) Median excludes CSWI

Proven track record of 33 successful acquisitions 1990 2015 Metacaulk Bio Fireshield Stewart Hall Tom Kap Cargo Chemical 1995 2000 2005 2010 Magic Vent HubSett W.H. Safety Green Island Blue Magic Golden Extractor Pipe Wrap North American Oil Co. Pipe Shredder Bendy Co Clean Check OEM Products SMD Research Flamesafe Smoke Guard Pivot Tools Airtec QHi Novent Glue-On-Nozzle (G-O-N) Rizza Evolve RCT Aqua-Guard Fluid Defense Design Water Strathmore Deacon AC Leak Freeze Coatings, Sealants & Adhesive Industrial Products Specialty Chemicals

Experienced Management Team Senior leadership team averages over 25 years of experience in the industrial manufacturing and specialty chemicals industries Executive Officers Board of Directors Michael R. Gambrell Former Executive Vice President of The Dow Chemical Company Linda A. Livingstone, Ph.D. Dean of The George Washington University School of Business William F. Quinn Former executive Chairman and Founder of American Beacon Advisors Robert M. Swartz Lead independent director of the CSWI Board Executive Vice President and Chief Operating Officer of Glazer’s, Inc Joseph B. Armes Chairman and CEO Christopher J. Mudd President & COO Gregg W. Branning Executive VP & CFO Luke E. Alverson Senior VP, General Counsel & Secretary Company announced on July 6, 2016, plans to expand the board to a total of seven members

Business Segment Leadership Industrial Products Don Sullivan SVP/GM Specialty Chemicals Craig Foster SVP/GM Coatings, Sealants & Adhesives Mark Lee SVP/GM Business Segment Portfolio Company Industrial Brands

CSWI’s corporate culture will SHAPE and GUIDE our company by helping each team member understand how to make his/her contribution to the company we serve. Our culture manifests the OBSERVED BEHAVIORS, the NORMS, and the DOMINANT VALUES of the company. Our culture should be effective in REINFORCING certain behaviors and ERADICATING others. THE GOAL OF OUR CORPORATE CULTURE IS TO MAXIMIZE PERFORMANCE.   CSWI Corporate Culture

Our corporate culture will be based on our core values: Integrity Respect Excellence Stewardship Citizenship Accountability Teamwork CSWI Corporate Culture (Cont’d)

Net Income to Adjusted EBITDA Reconciliation Note: Numbers may not foot due to rounding ($ millions) FY2013 FY2014 FY2015 FY2016 Net Income 21.7 $ 24.7 $ 29.7 $ 25.5 $ Pension Gain - - - (5.2) Strathmore Transaction Costs - - - 1.7 Strathmore Earn Out - - - (1.3) Deacon & Leak Freeze Transaction Costs - - - 0.5 Start-up Spin Costs - - - 2.4 Strathmore Integration Costs - - - 0.4 Discrete Tax Provisions - - - 3.0 Adjusted Net Income 21.7 $ 24.7 $ 29.7 $ 27.0 $ Interest (0.1) $ 0.1 $ 0.6 $ 3.0 $ Taxes 10.7 12.8 15.2 15.1 Depreciation 3.9 5.2 5.9 7.0 Amortization 2.8 3.9 4.6 7.1 Adjusted EBITDA 39.0 $ 46.7 $ 56.1 $ 59.3 $

CSW INDUSTRIALS

Adjusted Operating Income Reconciliation

($ millions)	FY2015					FY2016				
	Industrial Products	Coatings, Sealants and Adhesives	Specialty Chemicals	Eliminations and Other (1)	Total	Industrial Products	Coatings, Sealants and Adhesives	Specialty Chemicals	Eliminations and Other (1)	Total
Operating Income	$ 19.7	$ 11.4	$ 13.0	$ -	$ -	$ 31.1	$ 10.9	$ 12.5	$ -	$ -
Pension Gain	-	-	-	-	-	(3.2)	(1.4)	(3.4)	-	-
Strathmore Transaction Costs	-	-	-	-	-	-	2.6	-	-	-
Strathmore Earn Out	-	-	-	-	-	-	(2.0)	-	-	-
Deacon & Leak Freeze Transaction Costs	-	-	-	-	-	-	0.3	0.5	-	-
Adjusted Operating Income	**$ 19.7**	**$ 11.4**	**$ 13.0**	**$ (0.1)**	**$44.0**	**$ 27.9**	**$ 10.4**	**$ 9.6**	**$ (2.6)**	**$ 45.3**

	FY2013					FY2014				
	Industrial Products	Coatings, Sealants and Adhesives	Specialty Chemicals	Eliminations and Other (1)	Total	Industrial Products	Coatings, Sealants and Adhesives	Specialty Chemicals	Eliminations and Other (1)	Total
Operating Income	$ 10.9	$ 7.7	$ 13.4	$ -	$ -	$ 12.6	$ 9.4	$ 15.9	$ -	$ -
Pension Gain	-	-	-	-	-	-	-	-	-	-
Strathmore Transaction Costs	-	-	-	-	-	-	-	-	-	-
Strathmore Earn Out	-	-	-	-	-	-	-	-	-	-
Deacon & Leak Freeze Transaction Costs	-	-	-	-	-	-	-	-	-	-
Adjusted Operating Income	**$ 10.9**	**$ 7.7**	**$ 13.4**	**$ 0.2**	**$32.2**	**$ 12.6**	**$ 9.4**	**$ 15.9**	**$ -**	**$ 37.9**

(1) Includes (i) Rental income from CapStar, a real estate holding company; (ii) Eliminations; and (iii) Adjustments not captured at the segment level
Note: Numbers may not foot due to rounding

25

Investor Presentation